UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No.1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
September 15, 2017
Date of report (Date of earliest event reported)

ROADRUNNER TRANSPORTATION SYSTEMS, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-34734	20-2454942
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1431 Opus Place, Suite 530 Downers Grove, Illinois		60515
(Address of Principal Executive Offices)		(Zip Code)
(414) 615-1500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE
On September 19, 2017, Roadrunner Transportation Systems, Inc. (“Roadrunner”) filed a Current Report on Form 8-K (the “Original Report”) under Item 2.01 to report the completion of the sale of Unitrans, Inc. (“Unitrans”), a wholly owned subsidiary of Ascent Global Logistics Holdings, Inc. (“Ascent”), a wholly owned subsidiary of Roadrunner, pursuant to the terms of a Stock Purchase Agreement, dated as of August 16, 2017, by and among QIC Intermediate Holdings, Inc., Ascent and Unitrans. At the time of the Original Report, the unaudited pro forma financial information required by Item 9.01(b) of Form 8-K was not available due to Roadrunner’s previously announced restatement of its previously filed financial statements. Roadrunner is filing this Amendment No. 1 to the Original Report to provide the unaudited pro forma financial information required by Item 9.01(b) of Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.
Not applicable.
(b)	Pro Forma Financial Information.
The unaudited pro forma financial information required by Item 9.01(b) of Form 8-K is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
(c)	Shell Company Transactions.
Not applicable.
(d)	Exhibits.
Exhibit
Number

99.1
Pro Forma Financial Information
Unaudited pro forma condensed consolidated balance sheets as of June 30, 2017, and unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2017 and the fiscal year ended December 31, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROADRUNNER TRANSPORTATION SYSTEMS, INC.

Date: April 9, 2018	By:	/s/ Terence R. Rogers
Terence R. Rogers
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1
Pro Forma Financial Information
Unaudited pro forma condensed consolidated balance sheets as of June 30, 2017, and unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2017 and the fiscal year ended December 31, 2016